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                          CONSENT OF ERNST & YOUNG LLP


                                                                   EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Endocare, Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation therein of our report dated February 14, 1996, with respect to the statements of operations, division deficiency and cash flows and schedule of Endocare (a division of Medstone International Inc.) for the year ended
December 31, 1995 included in Endocare, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                \s\ Ernst & Young LLP
                                                ---------------------
                                                Ernst & Young LLP


Orange County, California
May 14, 1998